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                                                                    Exhibit 99J


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of the
USAllianz Variable Insurance Products Trust:


We consent to the use of our report dated February 15, 2002 for the USAllianz Variable Insurance Products Trust incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP


Columbus, Ohio
April 5, 2002